INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

0000
Certificate Number

wor(l)d™

Life Sensing Technology

* 0,000,000 *
Shares

Par Value $0.001
Common Stock

CUSIP NO. 98161W108

This Certifies That

* SPECIMEN *

Is The Owner Of * ZERO *

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

WORLD TECHNOLOGY CORP.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

SEAN MCVEIGH
Chief Executive Officer

ANTHONY S. CHAN
Chief Financial Officer

WORLD TECHNOLOGY CORP.
Corporate Seal
NEVADA

Dated:

Countersigned and Registered:
BY

ClearTrust, LLC
Transfer Agent

Authorized Signature
www. ClearTrustOnline.com